UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2010
ECLIPS MEDIA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25097	65-0783722

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Greene Street, Suite 403, New York, New York	10012

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 851-6425
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Current Report on Form 8-K/A is filed as an amendment to the Form 8-K filed on June 24, 2010 to include the financial information required under Item 9.01.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
Audited financial statements of Brand Interaction Group LLC for the years ended December 31, 2009 and 2008 are incorporated herein by reference to Exhibit 99.1 to this report.
(b) Pro forma financial information
The unaudited pro forma combined financial information of Eclips Media Technologies, Inc. and subsidiaries as of and for the year ended December 31, 2009 are incorporated herein by reference to Exhibit 99.2 to this report.
(d) Exhibits.

3.1	Eclips Media Technologies, Inc. (Delaware) Certificate of Incorporation	Form 10-Q filed May 17, 2010
3.2	Eclips Media Technologies, Inc. (Delaware) By-Laws	Form 10-Q filed May 17, 2010
10.1	Asset Purchase Agreement dated as of June 21, 2010	*
10.2	Employment Agreement dated as of June 21, 2010	*
10.3	Lockup Agreement	*
10.4	Rootzoo Demand Note	*
10.5	Rootzoo Security Agreement	*
10.6	Peaceful Possession Letter Agreement dated as of June 6, 2010	*
10.7	Assignment Agreement dated as of June 9, 2010	*
10.8	Brooke Capital Investments, LLC Consulting Agreement	*
10.9	Form of Convertible Debenture	*
10.10	Form of Warrant	*
99.1	Audited Financial Statements of Brand Interaction Group LLC for the years ended December 31, 2009 and 2008	**
99.2	Unaudited Pro Forma Financial Statements of Eclips Media Technologies and subsidiaries as of and for the year ended December 31, 2009	**

*	Previously filed

**	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECLIPS MEDIA TECHNOLOGIES, INC.

By:	/s/ Gregory D. Cohen
	Name:	Gregory D. Cohen
	Title:	Chairman
Date: August 26, 2010